Exhibit 99.1
Triumph Bancorp Reports Fourth Quarter Net Income to Common Stockholders of $25.8 million
DALLAS – January 20, 2022 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph” or the “Company”) today announced earnings and operating results for the fourth quarter of 2021.
As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance. These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.
2021 Fourth Quarter Highlights
•For the fourth quarter of 2021, net income to common shareholders was $25.8 million, and diluted earnings per share were $1.02.
•Net interest income was $104.1 million.
•Non-interest income was $14.3 million.
•Non-interest expense was $83.0 million. Included in non-interest expense was a $7.4 million accrual for our Strategic Equity Grant ("SEG") reflected in salaries and employee benefits which represents a cumulative catch-up to cover two-thirds of the three year vesting period. Further discussion of the SEG can be found in our 2020 Proxy.
•Net interest margin was 7.66%. Yield on loans and the average cost of our total deposits were 8.68% and 0.16%, respectively.
•Credit loss expense for the quarter ended December 31, 2021 was $2.0 million.
•Net charge-offs were $0.2 million for the quarter.
•The total dollar value of invoices purchased by Triumph Business Capital was $4.033 billion with an average invoice size of $2,416. The transportation average invoice size for the quarter was $2,291.
•TriumphPay processed 4,027,680 invoices paying carriers a total of $5.242 billion.
Balance Sheet
Total loans held for investment increased $84.8 million, or 1.8%, during the fourth quarter to $4.868 billion at December 31, 2021. Average loans held for investment for the quarter increased $73.1 million, or 1.5%, to $4.844 billion.
Total deposits were $4.647 billion at December 31, 2021, a decrease of $175.9 million, or 3.6%, in the fourth quarter of 2021. Non-interest-bearing deposits accounted for 41% of total deposits and non-time deposits accounted for 86% of total deposits at December 31, 2021.
Asset Quality and Allowance for Credit Loss
Our nonperforming assets ratio at December 31, 2021 was 0.92%. Approximately 2 basis points of this ratio at December 31, 2021 consisted of $1.4 million of the acquired Over-Formula Advance portfolio which represents the portion that is not covered by CVLG's indemnification. An additional 33 basis points of this ratio at December 31, 2021 consisted of $19.4 million of the Misdirected Payments. Over-Formula Advances and Misdirected Payments are discussed in greater detail below.
Our past-due loan ratio at December 31, 2021 was 2.86%. Approximately 21 basis points of this ratio at December 31, 2021 consisted of $10.1 million of past due factored receivables related to the Over-Formula Advance portfolio. An additional 40 basis points of this ratio at December 31, 2021 consisted of the $19.4 million of Misdirected Payments, as discussed below.

Our ACL as a percentage of loans held for investment increased 1 basis point during the quarter to 0.87% at December 31, 2021.
CARES Act and Paycheck Protection Program
As of December 31, 2021, our balance sheet reflected deferrals on outstanding loan balances of $31.9 million to assist customers impacted by COVID-19. Modifications related to the COVID-19 pandemic and qualifying under the provisions of Section 4013 of the CARES Act are not considered troubled debt restructurings. As of December 31, 2021, these deferred balances carried accrued interest of $0.1 million.
As of December 31, 2021, we carried 118 PPP loans representing a balance of $27.2 million classified as commercial loans. We recognized $2.7 million in fees from the SBA on PPP loans during the three months ended December 31, 2021 and carry $0.8 million of deferred fees on PPP loans at quarter end. The remaining fees will be amortized over the respective lives of the loans or recognized upon forgiveness of the loans.
Items related to our July 2020 acquisition of TFS
As disclosed on our SEC Forms 8-K filed on July 8, 2020 and September 23, 2020, we acquired the transportation factoring assets of TFS, a wholly owned subsidiary of Covenant Logistics Group, Inc. ("CVLG"), and subsequently amended the terms of that transaction. There were no material developments related to that transaction that impacted our operating results for the three months ended December 31, 2021.
At December 31, 2021, the carrying value of the acquired over-formula advances was $10.1 million, the total reserve on acquired over-formula advances was $10.1 million and the balance of our indemnification asset, the value of the payment that would be due to us from CVLG in the event that these over-advances are charged off, was $4.8 million.
As of December 31, 2021 we carried a separate $19.4 million receivable (the “Misdirected Payments”) payable by the United States Postal Service (“USPS”) arising from accounts factored to the largest over-formula advance carrier. This amount is separate from the acquired Over-Formula Advances. The amounts represented by this receivable were paid by the USPS directly to such customer in contravention of notices of assignment delivered to, and previously honored by, the USPS, which amount was then not remitted back to us by such customer as required. The USPS disputes their obligation to make such payment, citing purported deficiencies in the notices delivered to them. In addition to commencing litigation against such customer, we have commenced litigation in the United States Court of Federal Claims against the USPS seeking a ruling that the USPS was obligated to make the payments represented by this receivable directly to us. Based on our legal analysis and discussions with our counsel advising us on this matter, we continue to believe it is probable that we will prevail in such action and that the USPS will have the capacity to make payment on such receivable. Consequently, we have not reserved for such balance as of December 31, 2021. The full amount of such receivable is reflected in non-performing and past due factored receivables as of December 31, 2021 in accordance with our policy. As of December 31, 2021, the entire $19.4 million Misdirected Payments amount was greater than 90 days past due.
Conference Call Information
Aaron P. Graft, Vice Chairman and CEO and Brad Voss, CFO will review the financial results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Friday, January 21, 2022.
To participate in the live conference call, please dial 1-844-200-6205 (International: +1-929-526-1599) and access code
984179.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk220121.html. An archive of this conference call will subsequently be available at this same location on the Company’s website.
About Triumph
Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas, offering a diversified line of payments, factoring, and banking services. www.triumphbancorp.com

Forward-Looking Statements
This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; the impact of COVID-19 on our business, including the impact of the actions taken by governmental authorities to try and contain the virus or address the impact of the virus on the United States economy (including, without limitation, the CARES Act), and the resulting effect of all of such items on our operations, liquidity and capital position, and on the financial condition of our borrowers and other customers; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; changes in management personnel; interest rate risk; concentration of our products and services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; risks related to the integration of acquired businesses, including our acquisition of HubTran Inc. and developments related to our acquisition of Transport Financial Solutions and the related over-formula advances, and any future acquisitions; our ability to successfully identify and address the risks associated with our possible future acquisitions, and the risks that our prior and possible future acquisitions make it more difficult for investors to evaluate our business, financial condition and results of operations, and impairs our ability to accurately forecast our future performance; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of FDIC, insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.
While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 12, 2021.
Non-GAAP Financial Measures
This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor our operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Financial Highlights:
Total assets	$5,956,250	$6,024,535	$6,015,877	$6,099,628	$5,935,791	$5,956,250	$5,935,791
Loans held for investment	$4,867,572	$4,782,730	$4,831,215	$5,084,512	$4,996,776	$4,867,572	$4,996,776
Deposits	$4,646,679	$4,822,575	$4,725,450	$4,789,665	$4,716,600	$4,646,679	$4,716,600
Net income available to common stockholders	$25,839	$23,627	$27,180	$33,122	$31,328	$109,768	$62,323

Performance Ratios - Annualized:
Return on average assets	1.77%	1.61%	1.84%	2.29%	2.21%	1.87%	1.18%
Return on average total equity	12.41%	11.85%	14.27%	18.42%	17.73%	14.10%	9.67%
Return on average common equity	12.71%	12.13%	14.70%	19.14%	18.44%	14.52%	9.77%
Return on average tangible common equity (1)	19.41%	19.21%	20.92%	26.19%	25.70%	21.42%	13.92%
Yield on loans(2)	8.68%	7.92%	7.77%	7.24%	7.20%	7.91%	7.00%
Cost of interest bearing deposits	0.27%	0.27%	0.31%	0.41%	0.54%	0.32%	0.93%
Cost of total deposits	0.16%	0.16%	0.20%	0.28%	0.38%	0.20%	0.67%
Cost of total funds	0.29%	0.38%	0.34%	0.42%	0.51%	0.36%	0.80%
Net interest margin(2)	7.66%	6.69%	6.47%	6.06%	6.20%	6.72%	5.71%
Net non-interest expense to average assets	4.56%	4.00%	3.75%	3.14%	2.54%	3.87%	2.98%
Adjusted net non-interest expense to average assets (1)	4.56%	4.00%	3.55%	3.14%	2.54%	3.82%	3.14%
Efficiency ratio	70.16%	70.13%	67.96%	62.57%	55.95%	67.87%	64.35%
Adjusted efficiency ratio (1)	70.16%	70.13%	65.09%	62.57%	55.95%	67.16%	65.97%

Asset Quality:(3)
Past due to total loans	2.86%	2.31%	2.28%	1.96%	3.22%	2.86%	3.22%
Non-performing loans to total loans	0.95%	0.90%	1.06%	1.17%	1.16%	0.95%	1.16%
Non-performing assets to total assets	0.92%	0.86%	0.97%	1.15%	1.15%	0.92%	1.15%
ACL to non-performing loans	91.20%	95.75%	88.92%	80.87%	164.98%	91.20%	164.98%
ACL to total loans	0.87%	0.86%	0.95%	0.94%	1.92%	0.87%	1.92%
Net charge-offs to average loans	—%	0.08%	0.01%	0.85%	0.03%	0.95%	0.10%

Capital:
Tier 1 capital to average assets(4)	11.11%	10.43%	9.73%	10.89%	10.80%	11.11%	10.80%
Tier 1 capital to risk-weighted assets(4)	11.51%	11.06%	10.33%	11.28%	10.60%	11.51%	10.60%
Common equity tier 1 capital to risk-weighted assets(4)	9.94%	9.45%	8.74%	9.72%	9.05%	9.94%	9.05%
Total capital to risk-weighted assets	14.10%	13.69%	12.65%	13.58%	13.03%	14.10%	13.03%
Total equity to total assets	14.42%	13.62%	13.17%	12.53%	12.24%	14.42%	12.24%
Tangible common stockholders' equity to tangible assets(1)	9.46%	8.63%	8.04%	8.98%	8.56%	9.46%	8.56%

Per Share Amounts:
Book value per share	$32.35	$30.87	$29.76	$28.90	$27.42	$32.35	$27.42
Tangible book value per share (1)	$21.34	$19.73	$18.35	$21.34	$19.78	$21.34	$19.78
Basic earnings per common share	$1.04	$0.95	$1.10	$1.34	$1.27	$4.44	$2.56
Diluted earnings per common share	$1.02	$0.94	$1.08	$1.32	$1.25	$4.35	$2.53
Adjusted diluted earnings per common share(1)	$1.02	$0.94	$1.17	$1.32	$1.25	$4.44	$2.26
Shares outstanding end of period	25,158,879	25,123,342	25,109,703	24,882,929	24,868,218	25,158,879	24,868,218

Unaudited consolidated balance sheet as of:

(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
ASSETS
Total cash and cash equivalents	$383,178	$532,764	$444,439	$380,811	$314,393
Securities - available for sale	182,426	164,816	193,627	205,330	224,310
Securities - held to maturity, net	4,947	5,488	5,658	5,828	5,919
Equity securities	5,504	5,623	5,854	5,826	5,826
Loans held for sale	7,330	26,437	31,136	22,663	24,546
Loans held for investment	4,867,572	4,782,730	4,831,215	5,084,512	4,996,776
Allowance for credit losses	(42,213)	(41,017)	(45,694)	(48,024)	(95,739)
Loans, net	4,825,359	4,741,713	4,785,521	5,036,488	4,901,037
FHLB and other restricted stock	10,146	4,901	8,096	9,807	6,751
Premises and equipment, net	105,729	104,311	106,720	105,390	103,404
Other real estate owned ("OREO"), net	524	893	1,013	1,421	1,432
Goodwill and intangible assets, net	276,856	280,055	286,567	188,006	189,922
Bank-owned life insurance	40,993	41,540	41,912	41,805	41,608
Deferred tax asset, net	10,023	—	—	1,260	6,427
Indemnification asset	4,786	4,786	5,246	5,246	36,225
Other assets	98,449	111,208	100,088	89,747	73,991
Total assets	$5,956,250	$6,024,535	$6,015,877	$6,099,628	$5,935,791
LIABILITIES
Non-interest bearing deposits	$1,925,370	$2,020,984	$1,803,552	$1,637,653	$1,352,785
Interest bearing deposits	2,721,309	2,801,591	2,921,898	3,152,012	3,363,815
Total deposits	4,646,679	4,822,575	4,725,450	4,789,665	4,716,600
Customer repurchase agreements	2,103	11,990	9,243	2,668	3,099
Federal Home Loan Bank advances	180,000	30,000	130,000	180,000	105,000
Payment Protection Program Liquidity Facility	27,144	97,554	139,673	158,796	191,860
Subordinated notes	106,957	106,755	87,620	87,564	87,509
Junior subordinated debentures	40,602	40,467	40,333	40,201	40,072
Deferred tax liability, net	—	982	3,333	—	—
Other liabilities	93,901	93,538	87,837	76,730	64,870
Total liabilities	5,097,386	5,203,861	5,223,489	5,335,624	5,209,010
EQUITY
Preferred Stock	45,000	45,000	45,000	45,000	45,000
Common stock	283	282	282	280	280
Additional paid-in-capital	510,939	499,282	494,224	490,699	489,151
Treasury stock, at cost	(104,743)	(104,600)	(104,486)	(103,059)	(103,052)
Retained earnings	399,351	373,512	349,885	322,705	289,583
Accumulated other comprehensive income (loss)	8,034	7,198	7,483	8,379	5,819
Total stockholders' equity	858,864	820,674	792,388	764,004	726,781
Total liabilities and equity	$5,956,250	$6,024,535	$6,015,877	$6,099,628	$5,935,791

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Interest income:
Loans, including fees	$43,979	$44,882	$45,988	$48,706	$50,723	$183,555	$198,214
Factored receivables, including fees	62,196	50,516	47,328	37,795	37,573	197,835	114,434
Securities	1,438	1,126	1,187	1,650	1,519	5,401	8,229
FHLB and other restricted stock	25	28	27	76	56	156	530
Cash deposits	141	183	158	126	68	608	708
Total interest income	107,779	96,735	94,688	88,353	89,939	387,555	322,115
Interest expense:
Deposits	1,907	1,948	2,470	3,372	4,308	9,697	27,403
Subordinated notes	1,297	2,449	1,350	1,349	1,347	6,445	5,363
Junior subordinated debentures	444	443	446	442	452	1,775	2,114
Other borrowings	74	124	140	170	234	508	2,507
Total interest expense	3,722	4,964	4,406	5,333	6,341	18,425	37,387
Net interest income	104,057	91,771	90,282	83,020	83,598	369,130	284,728
Credit loss expense (benefit)	2,008	(1,187)	(1,806)	(7,845)	4,680	(8,830)	38,329
Net interest income after credit loss expense (benefit)	102,049	92,958	92,088	90,865	78,918	377,960	246,399
Non-interest income:
Service charges on deposits	2,050	2,030	1,857	1,787	1,643	7,724	5,274
Card income	2,470	2,144	2,225	1,972	1,949	8,811	7,781
Net OREO gains (losses) and valuation adjustments	29	(9)	(287)	(80)	(217)	(347)	(616)
Net gains (losses) on sale of securities	—	4	1	—	16	5	3,226
Fee income	5,711	5,198	4,470	2,249	1,615	17,628	6,007
Insurance commissions	1,138	1,231	1,272	1,486	1,327	5,127	4,232
Gain on sale of subsidiary	—	—	—	—	—	—	9,758
Other	2,861	1,457	4,358	6,877	16,053	15,553	24,723
Total non-interest income	14,259	12,055	13,896	14,291	22,386	54,501	60,385
Non-interest expense:
Salaries and employee benefits	52,544	43,769	41,658	35,980	33,798	173,951	126,975
Occupancy, furniture and equipment	6,194	6,388	6,112	5,779	7,046	24,473	22,766
FDIC insurance and other regulatory assessments	288	353	500	977	350	2,118	1,520
Professional fees	2,633	2,362	5,052	2,545	2,326	12,592	9,349
Amortization of intangible assets	3,199	3,274	2,428	1,975	2,065	10,876	8,330
Advertising and promotion	1,640	1,403	1,241	890	1,170	5,174	4,718
Communications and technology	7,844	7,090	6,028	5,900	5,639	26,862	22,153
Other	8,662	8,174	7,779	6,846	6,904	31,461	26,263
Total non-interest expense	83,004	72,813	70,798	60,892	59,298	287,507	222,074
Net income before income tax	33,304	32,200	35,186	44,264	42,006	144,954	84,710
Income tax expense	6,664	7,771	7,204	10,341	9,876	31,980	20,686
Net income	$26,640	$24,429	$27,982	$33,923	$32,130	$112,974	$64,024
Dividends on preferred stock	(801)	(802)	(802)	(801)	(802)	(3,206)	(1,701)
Net income available to common stockholders	$25,839	$23,627	$27,180	$33,122	$31,328	$109,768	$62,323

Earnings per share:

	For the Three Months Ended					Twelve Months Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Basic
Net income to common stockholders	$25,839	$23,627	$27,180	$33,122	$31,328	$109,768	$62,323
Weighted average common shares outstanding	24,786,720	24,759,419	24,724,128	24,675,109	24,653,099	24,736,713	24,387,932
Basic earnings per common share	$1.04	$0.95	$1.10	$1.34	$1.27	$4.44	$2.56

Diluted
Net income to common stockholders - diluted	$25,839	$23,627	$27,180	$33,122	$31,328	$109,768	$62,323
Weighted average common shares outstanding	24,786,720	24,759,419	24,724,128	24,675,109	24,653,099	24,736,713	24,387,932
Dilutive effects of:
Assumed exercises of stock options	124,462	121,110	134,358	130,016	101,664	130,198	64,104
Restricted stock awards	236,251	141,204	139,345	169,514	136,239	170,276	86,498
Restricted stock units	87,605	74,268	73,155	66,714	50,156	76,049	25,978
Performance stock units - market based	150,969	131,346	134,313	128,167	112,228	136,199	51,304
Performance stock units - performance based	—	—	—	—	—	—	—
Employee stock purchase plan	4,726	616	3,708	1,418	—	2,617	—
Weighted average shares outstanding - diluted	25,390,733	25,227,963	25,209,007	25,170,938	25,053,386	25,252,052	24,615,816
Diluted earnings per common share	$1.02	$0.94	$1.08	$1.32	$1.25	$4.35	$2.53
Shares that were not considered in computing diluted earnings per common share because they were antidilutive or have not met the thresholds to be considered in the dilutive calculation are as follows:

	For the Three Months Ended					Twelve Months Ended
	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Stock options	—	16,939	16,939	—	—	16,939	64,947
Restricted stock awards	8,463	—	—	—	—	8,463	—
Restricted stock units	15,000	—	—	—	—	15,000	—
Performance stock units - market based	—	12,020	13,520	—	—	—	—
Performance stock units - performance based	259,383	259,383	265,625	256,625	256,625	259,383	256,625
Employee stock purchase plan	—	—	—	—	—	—	—
Loans held for investment summarized as of:

(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Commercial real estate	$632,775	$630,106	$701,576	$784,110	$779,158
Construction, land development, land	123,464	171,814	185,444	223,841	219,647
1-4 family residential properties	123,115	127,073	135,288	142,859	157,147
Farmland	77,394	82,990	91,122	97,835	103,685
Commercial	1,430,429	1,398,497	1,453,583	1,581,125	1,562,957
Factored receivables	1,699,537	1,607,028	1,398,299	1,208,718	1,120,770
Consumer	10,885	12,677	12,389	14,332	15,838
Mortgage warehouse	769,973	752,545	853,514	1,031,692	1,037,574
Total loans	$4,867,572	$4,782,730	$4,831,215	$5,084,512	$4,996,776

Our banking loan portfolio consists of traditional community bank loans as well as commercial finance product lines focused on businesses that require specialized financial solutions and national lending product lines that further diversify our lending operations.
Banking loans held for investment are further summarized below:

(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Commercial real estate	$632,775	$630,106	$701,576	$784,110	$779,158
Construction, land development, land	123,464	171,814	185,444	223,841	219,647
1-4 family residential	123,115	127,073	135,288	142,859	157,147
Farmland	77,394	82,990	91,122	97,835	103,685
Commercial - General	295,662	289,242	290,562	288,458	340,850
Commercial - Paycheck Protection Program	27,197	87,413	135,307	237,299	189,857
Commercial - Agriculture	70,127	77,263	76,346	83,859	94,572
Commercial - Equipment	621,437	588,105	604,396	623,248	573,163
Commercial - Asset-based lending	281,659	213,927	181,394	188,825	180,488
Commercial - Liquid Credit	134,347	142,547	165,578	159,436	184,027
Consumer	10,885	12,677	12,389	14,332	15,838
Mortgage Warehouse	769,973	752,545	853,514	1,031,692	1,037,574
Total banking loans held for investment	$3,168,035	$3,175,702	$3,432,916	$3,875,794	$3,876,006
The following table presents the Company’s operating segments:

(Dollars in thousands)
Three months ended December 31, 2021	Banking	Factoring	Payments	Corporate	Consolidated
Total interest income	$45,534	$58,042	$4,154	$49	$107,779
Intersegment interest allocations	2,272	(2,178)	(94)	—	—
Total interest expense	1,980	—	—	1,742	3,722
Net interest income (expense)	45,826	55,864	4,060	(1,693)	104,057
Credit loss expense (benefit)	171	1,600	(110)	347	2,008
Net interest income after credit loss expense	45,655	54,264	4,170	(2,040)	102,049
Noninterest income	8,308	2,295	3,209	447	14,259
Noninterest expense	46,617	22,335	13,376	676	83,004
Operating income (loss)	$7,346	$34,224	$(5,997)	$(2,269)	$33,304

(Dollars in thousands)
Three months ended September 30, 2021	Banking	Factoring	Payments	Corporate	Consolidated
Total interest income	$46,175	$47,222	$3,295	$43	$96,735
Intersegment interest allocations	2,452	(2,341)	(111)	—	—
Total interest expense	2,073	—	—	2,891	4,964
Net interest income (expense)	46,554	44,881	3,184	(2,848)	91,771
Credit loss expense (benefit)	(2,399)	1,164	38	10	(1,187)
Net interest income after credit loss expense	48,953	43,717	3,146	(2,858)	92,958
Noninterest income	7,371	1,557	3,086	41	12,055
Noninterest expense	41,183	19,106	11,416	1,108	72,813
Operating income (loss)	$15,141	$26,168	$(5,184)	$(3,925)	$32,200

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Factored receivable period end balance	$1,546,361,000	$1,479,989,000	$1,284,314,000	$1,118,988,000	$1,036,548,000
Yield on average receivable balance	14.42%	13.75%	14.99%	13.85%	13.80%
Current quarter charge-off rate(1)	0.01%	0.24%	0.04%	3.95%	0.02%
Factored receivables - transportation concentration	90%	90%	91%	90%	89%

Interest income, including fees	$58,042,000	$47,222,000	$44,653,000	$35,824,000	$35,439,000
Non-interest income(2)	2,295,000	1,557,000	2,742,000	1,757,000	1,358,000
Factored receivable total revenue	60,337,000	48,779,000	47,395,000	37,581,000	36,797,000
Average net funds employed	1,442,551,000	1,235,610,000	1,072,405,000	936,528,000	924,899,000
Yield on average net funds employed	16.59%	15.66%	17.73%	16.27%	15.83%

Accounts receivable purchased	$4,032,585,000	$3,531,811,000	$3,068,262,000	$2,492,468,000	$2,461,249,000
Number of invoices purchased	1,669,387	1,535,321	1,401,695	1,188,678	1,189,271
Average invoice size	$2,416	$2,300	$2,189	$2,097	$2,070
Average invoice size - transportation	$2,291	$2,195	$2,090	$1,974	$1,943
Average invoice size - non-transportation	$5,648	$4,944	$4,701	$4,775	$5,091
(1)March 31, 2021 includes a $41.3 million charge-off related to the TFS acquisition, which contributed approximately 3.94% to the net charge-off rate for the quarter.
(2)Total factoring segment non-interest income was $6.4 million and $15.5 million for the three months ended March 31, 2021 and December 31, 2020, respectively.
March 31, 2021 non-interest income used to calculate yield on average net funds employed excludes a $4.7 million gain on our indemnification asset.
December 31, 2020 non-interest income used to calculate yield on average net funds employed excludes a gain of $8.9 million related to CVLG’s delivery of proceeds resulting from the liquidation of its acquired stock and a $5.3 million gain on our indemnification asset.

Information pertaining to our payments segment, which includes only our TriumphPay division, summarized as of and for the quarters ended:

	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Factored receivable period end balance	$153,176,000	$127,039,000	$113,985,000	$89,730,000	$84,222,000

Interest income	$4,154,000	$3,295,000	$2,675,000	$1,969,000	$2,034,000
Noninterest income	3,209,000	3,086,000	1,083,000	73,000	51,000
Total revenue	$7,363,000	$6,381,000	$3,758,000	$2,042,000	$2,085,000

Pre-tax operating income (loss)	$(5,997,000)	$(5,184,000)	$(7,441,000)	$(2,552,000)	$(2,026,000)
Interest expense	94,000	111,000	139,000	167,000	178,000
Depreciation and software amortization expense	57,000	77,000	68,000	65,000	63,000
Intangible amortization expense	1,489,000	1,490,000	497,000	—	—
Earnings (losses) before interest, taxes, depreciation, and amortization	$(4,357,000)	$(3,506,000)	$(6,737,000)	$(2,320,000)	$(1,785,000)
Transaction costs	—	—	2,992,000	—	—
Adjusted earnings (losses) before interest, taxes, depreciation, and amortization(1)	$(4,357,000)	$(3,506,000)	$(3,745,000)	$(2,320,000)	$(1,785,000)

Number of invoices processed	4,027,680	3,760,948	3,165,119	2,529,673	1,818,145
Amount of payments processed	$5,242,051,000	$4,191,424,000	$3,426,808,000	$2,301,632,000	$1,920,037,000
(1)Adjusted earnings (losses) before interest, taxes, depreciation, and amortization excludes material gains and expenses related to merger and acquisition-related activities and is a non-GAAP financial measure used to provide meaningful supplemental information regarding the segment's operational performance and to enhance investors' overall understanding of such financial performance by removing the volatility associated with certain acquisition-related items that are unrelated to our core business.
Deposits summarized as of:

(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Non-interest bearing demand	$1,925,370	$2,020,984	$1,803,552	$1,637,653	$1,352,785
Interest bearing demand	830,019	795,234	760,874	729,364	688,680
Individual retirement accounts	83,410	86,012	87,052	89,748	92,584
Money market	520,358	472,242	395,035	402,070	393,325
Savings	504,146	483,946	474,163	464,035	421,488
Certificates of deposit	533,206	574,539	612,730	740,694	790,844
Brokered time deposits	40,125	117,064	306,975	516,006	516,786
Other brokered deposits	210,045	272,554	285,069	210,095	460,108
Total deposits	$4,646,679	$4,822,575	$4,725,450	$4,789,665	$4,716,600

Net interest margin summarized for the three months ended:

	December 31, 2021			September 30, 2021
(Dollars in thousands)	Average Balance	Interest	Average Rate	Average Balance	Interest	Average Rate
Interest earning assets:
Interest earning cash balances	$361,059	$141	0.15%	$474,122	$183	0.15%
Taxable securities	142,658	1,266	3.52%	154,017	948	2.44%
Tax-exempt securities	26,691	172	2.56%	27,839	178	2.54%
FHLB and other restricted stock	5,170	25	1.92%	7,956	28	1.40%
Loans	4,851,171	106,175	8.68%	4,777,409	95,398	7.92%
Total interest earning assets	$5,386,749	$107,779	7.94%	$5,441,343	$96,735	7.05%
Non-interest earning assets:
Other assets	593,013			579,288
Total assets	$5,979,762			$6,020,631
Interest bearing liabilities:
Deposits:
Interest bearing demand	$825,784	$486	0.23%	$779,625	$435	0.22%
Individual retirement accounts	84,966	115	0.54%	86,571	126	0.58%
Money market	486,939	261	0.21%	417,435	225	0.21%
Savings	493,796	190	0.15%	479,915	185	0.15%
Certificates of deposit	550,746	647	0.47%	595,001	725	0.48%
Brokered time deposits	33,263	9	0.11%	99,116	29	0.12%
Other brokered deposits	299,290	199	0.26%	441,446	223	0.20%
Total interest bearing deposits	2,774,784	1,907	0.27%	2,899,109	1,948	0.27%
Federal Home Loan Bank advances	38,967	24	0.24%	36,522	22	0.24%
Subordinated notes	106,847	1,297	4.82%	114,071	2,449	8.52%
Junior subordinated debentures	40,530	444	4.35%	40,390	443	4.35%
Other borrowings	62,143	50	0.32%	127,946	102	0.32%
Total interest bearing liabilities	$3,023,271	$3,722	0.49%	$3,218,038	$4,964	0.61%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	2,022,973			1,912,398
Other liabilities	81,835			72,173
Total equity	851,683			818,022
Total liabilities and equity	$5,979,762			$6,020,631
Net interest income		$104,057			$91,771
Interest spread			7.45%			6.44%
Net interest margin			7.66%			6.69%
Loan balance totals include respective nonaccrual assets.
Net interest spread is the yield on average interest earning assets less the rate on interest bearing liabilities.
Net interest margin is the ratio of net interest income to average interest earning assets.
Average rates have been annualized.

Additional information pertaining to our loan portfolio, including loans held for investment and loans held for sale, summarized for the quarters ended:

(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020
Average Banking loans	$3,112,072	$3,299,152	$3,516,747	$3,722,895	$3,777,553
Average Factoring receivables	1,597,091	1,362,856	1,195,209	1,048,968	1,024,307
Average Payments receivables	142,008	115,401	102,094	76,412	74,947
Average total loans	$4,851,171	$4,777,409	$4,814,050	$4,848,275	$4,876,807
Banking yield	5.61%	5.40%	5.25%	5.31%	5.34%
Factoring yield	14.42%	13.75%	14.99%	13.85%	13.80%
Payments Yield	11.61%	11.33%	10.51%	10.45%	10.80%
Total loan yield	8.68%	7.92%	7.77%	7.24%	7.20%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Twelve Months Ended
(Dollars in thousands, except per share amounts)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net income available to common stockholders	$25,839	$23,627	$27,180	$33,122	$31,328	$109,768	$62,323
Transaction costs	—	—	2,992	—	—	2,992	827
Gain on sale of subsidiary or division	—	—	—	—	—	—	(9,758)
Tax effect of adjustments	—	—	(715)	—	—	(715)	2,254
Adjusted net income available to common stockholders - diluted	$25,839	$23,627	$29,457	$33,122	$31,328	$112,045	$55,646

Weighted average shares outstanding - diluted	25,390,733	25,227,963	25,209,007	25,170,938	25,053,386	25,252,052	24,615,816
Adjusted diluted earnings per common share	$1.02	$0.94	$1.17	$1.32	$1.25	$4.44	$2.26

Average total stockholders' equity	$851,683	$818,022	$786,404	$746,849	$720,892	$801,074	$661,942
Average preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(24,099)
Average total common stockholders' equity	806,683	773,022	741,404	701,849	675,892	756,074	637,843
Average goodwill and other intangibles	(278,528)	(284,970)	(220,310)	(188,980)	(191,017)	(243,541)	(190,088)
Average tangible common stockholders' equity	$528,155	$488,052	$521,094	$512,869	$484,875	$512,533	$447,755

Net income available to common stockholders	$25,839	$23,627	$27,180	$33,122	$31,328	$109,768	$62,323
Average tangible common equity	528,155	488,052	521,094	512,869	484,875	512,533	447,755
Return on average tangible common equity	19.41%	19.21%	20.92%	26.19%	25.70%	21.42%	13.92%

Net interest income	$104,057	$91,771	$90,282	$83,020	$83,598	$369,130	$284,728
Non-interest income	14,259	12,055	13,896	14,291	22,386	54,501	60,385
Operating revenue	118,316	103,826	104,178	97,311	105,984	423,631	345,113
Gain on sale of subsidiary or division	—	—	—	—	—	—	(9,758)
Adjusted operating revenue	$118,316	$103,826	$104,178	$97,311	$105,984	$423,631	$335,355
Non-interest expenses	$83,004	$72,813	$70,798	$60,892	$59,298	$287,507	$222,074
Transaction costs	—	—	(2,992)	—	—	(2,992)	(827)
Adjusted non-interest expenses	$83,004	$72,813	$67,806	$60,892	$59,298	$284,515	$221,247
Adjusted efficiency ratio	70.16%	70.13%	65.09%	62.57%	55.95%	67.16%	65.97%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$83,004	$72,813	$70,798	$60,892	$59,298	$287,507	$222,074
Transaction costs	—	—	(2,992)	—	—	(2,992)	(827)
Adjusted non-interest expenses	$83,004	$72,813	$67,806	$60,892	$59,298	$284,515	$221,247
Total non-interest income	$14,259	$12,055	$13,896	$14,291	$22,386	$54,501	$60,385
Gain on sale of subsidiary or division	—	—	—	—	—	—	(9,758)
Adjusted non-interest income	$14,259	$12,055	$13,896	$14,291	$22,386	$54,501	$50,627
Adjusted net non-interest expenses	$68,745	$60,758	$53,910	$46,601	$36,912	$230,014	$170,620
Average total assets	$5,979,762	$6,020,631	$6,093,805	$6,013,668	$5,788,549	$6,026,819	$5,426,469
Adjusted net non-interest expense to average assets ratio	4.56%	4.00%	3.55%	3.14%	2.54%	3.82%	3.14%

Total stockholders' equity	$858,864	$820,674	$792,388	$764,004	$726,781	$858,864	$726,781
Preferred stock liquidation preference	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)	(45,000)
Total common stockholders' equity	813,864	775,674	747,388	719,004	681,781	813,864	681,781
Goodwill and other intangibles	(276,856)	(280,055)	(286,567)	(188,006)	(189,922)	(276,856)	(189,922)
Tangible common stockholders' equity	$537,008	$495,619	$460,821	$530,998	$491,859	$537,008	$491,859
Common shares outstanding	25,158,879	25,123,342	25,109,703	24,882,929	24,868,218	25,158,879	24,868,218
Tangible book value per share	$21.34	$19.73	$18.35	$21.34	$19.78	$21.34	$19.78

Total assets at end of period	$5,956,250	$6,024,535	$6,015,877	$6,099,628	$5,935,791	$5,956,250	$5,935,791
Goodwill and other intangibles	(276,856)	(280,055)	(286,567)	(188,006)	(189,922)	(276,856)	(189,922)
Tangible assets at period end	$5,679,394	$5,744,480	$5,729,310	$5,911,622	$5,745,869	$5,679,394	$5,745,869
Tangible common stockholders' equity ratio	9.46%	8.63%	8.04%	8.98%	8.56%	9.46%	8.56%

1)Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance. The non-GAAP measures used by Triumph include the following:
•“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding. Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business. Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.
•"Tangible common stockholders' equity" is defined as common stockholders' equity less goodwill and other intangible assets.
•"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.
•"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.
•"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.
•"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. This metric is used by our management to better assess our operating efficiency.
2)Performance ratios include discount accretion on purchased loans for the periods presented as follows:

	For the Three Months Ended					For the Twelve Months Ended
(Dollars in thousands)	December 31, 2021	September 30, 2021	June 30, 2021	March 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Loan discount accretion	$1,674	$1,953	$2,161	$3,501	$2,334	$9,289	$10,711
3)Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
4)Current quarter ratios are preliminary.
Source: Triumph Bancorp, Inc.
###
Investor Relations:
Luke Wyse
Senior Vice President, Finance & Investor Relations
lwyse@tbkbank.com
214-365-6936

Media Contact:
Amanda Tavackoli
Senior Vice President, Director of Corporate Communication
atavackoli@tbkbank.com
214-365-6930